UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2007

DISCOVER FINANCIAL SERVICES

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33378

Delaware	36-2517428
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2500 Lake Cook Road, Riverwoods, Illinois 60015

(Address of principal executive offices, including zip code)

(224) 405-0900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 12, 2007, Discover Financial Services (the “Company”) issued $400,000,000 aggregate principal amount of Floating Rate Senior Notes due 2010 (the “Floating Rate Notes”) and $400,000,000 aggregate principal amount of 6.450% Senior Notes due 2017 (the “Fixed Rate Notes”). The Floating Rate Notes and the Fixed Rate Notes are collectively referred to herein as the “Notes.” Interest on the Floating Rate Notes accrues at a per annum rate equal to LIBOR plus 0.53%, which will be reset quarterly. The Notes were issued in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended.

The Notes were issued pursuant to an Indenture (the “Indenture”), dated as of June 12, 2007, between the Company and U.S. Bank National Association, as trustee. Copies of the Indenture, the form of Floating Rate Note and the form of Fixed Rate Note are attached hereto as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, and are incorporated herein by reference.

The Company intends to use the net proceeds of the offering of the Notes for general corporate purposes, including to repay intercompany lending from Morgan Stanley.

Item 8.01.	Other Events.

In connection with the issuance of the Notes, on June 12, 2007, the Company entered into a Registration Rights Agreement with Morgan Stanley & Co. Incorporated, as representative of the initial purchasers of the Notes, which will give holders of the Notes certain exchange and registration rights with respect to the Notes. A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.4 and incorporated herein by reference.

Item 9.01.	Financial Statements and Other Exhibits.

The exhibits accompanying this report are listed in the accompanying Exhibit Index.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVER FINANCIAL SERVICES

Dated: June 12, 2007.	By:	/s/ Chris Greene
	Name:	Chris Greene
	Title:	Assistant Secretary

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EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of June 12, 2007, between the Company and U.S. Bank National Association, as trustee.

4.2	Form of Floating Rate Senior Note due 2010.

4.3	Form of 6.450% Senior Note due 2017.

4.4	Registration Rights Agreement, dated as of June 12, 2007, between the Company and Morgan Stanley & Co. Incorporated, as representative of the initial purchasers of the Notes referenced therein.

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